For Immediate Release

Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces First-Quarter 2007 Earnings

PALM BEACH, Fla., May 8, 2007—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced results for the three months ended March 31, 2007.

	Q1 2007	Q1 2006	% Change*
Total revenue	$80,194	$64,226	25%
Net income (loss) applicable to common shareholders	$3,112	$3,200	(3)%
Diluted income (loss) per share	$0.07	$0.07	0%
Funds from operations (FFO)	$14,430	$13,442	7%
Adjusted FFO	$14,430	$12,947	11%
FFO per share	$0.30	$0.28	7%
Adjusted FFO per share	$0.30	$0.27	11%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$27,377	$22,483	22%
Adjusted EBITDA	$27,408	$21,913	25%

*In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

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Adjusted FFO, Adjusted FFO per chare and Adjusted EBITDA exclude other charges and discontinued operations.

See reconciliations of net income applicable to common shareholders to FFO per share, Adjusted FFO per share and Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not GAAP financial measures and are discussed in further detail in this press release.

In addition, as previously announced, the company noted that it will not hold a 2007 first quarter earnings conference call as a result of the proposed acquisition of Innkeepers by affiliates of Apollo Investment Corporation, pending approval of shareholders in a special meeting to be held in the second quarter.

Operating Results

Revenue per available room (RevPAR) for the 2007 first quarter at the company’s 68 comparable hotels improved 6.1 percent to $84.72, led by an 8.3 percent increase in average daily rate (ADR) to $120.17, offset by a 150-basis-point decline in occupancy to 70.5 percent. The 2007 first quarter comparable hotels exclude the two hotels in Montvale and Atlantic City, N.J. that currently are closed and being converted to the Courtyard by Marriott brand, and five hotels acquired in the 2006 fourth quarter and a hotel acquired through an unconsolidated joint venture in the fourth quarter.

Gross operating profit (GOP) margins (hotel revenue less hotel expenses, before property taxes and insurance) for the company’s comparable hotels improved 160 basis points in the 2007 first quarter to 43.4 percent. For the quarter, GOP flowthrough (increase in GOP compared to the increase in revenue) was 71 percent.

“We had a good, positive start to 2007 as FFO and EBITDA finished just above our original guidance,” said Jeffrey H. Fisher, chief executive officer and president. “FFO was a

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penny over our FFO guidance and consensus analyst expectations, and EBITDA exceeded the top end of our range by a few hundred thousand dollars. We continued to see healthy margin growth despite high utility and insurance costs, as our operator continued to push rate in the quarter and did a good job of driving those increases through to FFO and EBITDA. At 71 percent, our GOP flowthrough was approximately 15 percentage points above what we projected for the first quarter, and our operating team should be commended for producing these solid results.

“Our Silicon Valley properties experienced positive RevPAR increases for the thirteenth consecutive quarter, and remain one of our leading growth markets,” he said. RevPAR at the company’s eight Silicon Valley, Calif. hotels improved 7.5 percent in the first quarter, reflecting a 15.0 percent advance in ADR to $138.74, offset by a 5.1 percentage point decrease in occupancy to 73.3 percent. Excluding Silicon Valley, RevPAR for the company’s comparable hotels increased 5.8 percent in the quarter.

“In addition, we reported strong results in Seattle, Philadelphia and Dallas, as RevPAR at our four hotels in each of these cities rose an average of more than 9 percent in the period.”

Residence Inn by Marriott Generation 1 Franchise Extensions

During the quarter, Marriott extended the franchise terms on 21 of Innkeepers’ 29 first generation (Gen 1) Residence Inns through December 31, 2021, an extension of approximately nine years, based on weighted average number of rooms. Certain of the extensions are subject to receipt of lender consent.

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The company must complete property improvement plans mandated by Marriott for 23 Gen 1 Residence Inns over the next five years. The company estimates that the completion of these plans will cost approximately $40 million, or approximately $14,000 per room. This includes approximately $25 million, or $8,700 per room, for required capital replacement cycle expenditures and approximately $15 million, or $5,300 per room, to implement Marriott’s new “Innfusion” standards. The Innfusion upgrades include the addition of stainless steel-looking appliances, granite counter tops, new cabinets and ceramic cook tops.

The company may transfer any of the 23 hotels to a Marriott-approved transferee. The transferee will obtain the remaining franchise term subject to completion of a Marriott-approved property improvement plan. If the transfer occurs before March 23, 2008, the transferee’s property improvement plan will be the same as the company’s plan, but the transferee must complete the plan by the earlier of two years after the transfer or the date that the company would have had to complete the plan. The terms for the company’s two Sunnyvale, Calif. Gen 1 hotels will remain unchanged at July 2023.

Marriott will not extend the franchises for six hotels with a total of 468 rooms. The franchise agreements for these hotels will terminate between June 30, 2007 and December 31, 2010. The EBITDA for these six hotels in 2006 was approximately 3 percent of company EBITDA, and their return on investment was less than 7 percent in 2006.

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Capital Recycling Update

Innkeepers currently has two hotels closed and undergoing renovation and one new property under construction. The company expects to open the renovated Montvale, N.J. property as a Courtyard by Marriott in June and its Atlantic City hotel as a Courtyard by Marriott in September. The under-construction, 155-suite Embassy Suites in Valencia, Calif. is expected to open in August.

Fisher noted that after the end of the quarter, the company sold the independent Sunrise Suites in Tinton Falls, N.J.

Capital Structure

Innkeepers added $20 million in debt under its unsecured line of credit in the quarter due primarily to the conversion and development costs of the three hotels noted above, as well as the seasonal cash shortfall that occurs in operations in the first and fourth quarters. At year-end 2006, the company’s average interest rate on its fixed-rate debt interest was 6.84 percent with an average maturity of 6.1 years. The company’s debt to investment in hotels at cost ratio was approximately 40 percent with 74 percent at fixed rates. The company has $66 million available on its unsecured line of credit.

Dividend

The company paid a first quarter dividend of $0.23 per common share and unit. As required by its agreement with affiliates of Apollo Investment Corporation, the company has suspended any common share and unit dividend payments pending its acquisition, which is

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expected to be voted upon by shareholders in the 2007 second quarter. The company will continue to pay its preferred share dividends.

Innkeepers USA Trust owns 74 hotels with a total of 9,808 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share,

Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period

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of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other businesses measure their performance, in part, by their EBITDA results, which provide another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

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Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should,” “may,” “believe” and “estimate,” or assumptions, estimates or forecasts about future hotel and company performance and results, and the company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the company engages in a number of related party transactions that create conflicts of interest, (ii) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (iii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iv) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (v) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (vi) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vii) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (viii) risk that the company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (ix) risks that the company may be uninsured or underinsured against property, casualty or other risks that may negatively affect its properties, or business, including but not limited to earthquakes or hurricanes; (x) risks related to an increasing focus on development, including permitting risks, increasing the proportion of company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (xi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the company’s hotels in particular, (xii) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, (xiii) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.), and (xiv) approval of the transaction with Apollo by the shareholders of Innkeepers and the satisfaction of closing conditions to the transaction. The company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2007	2006
Revenue:
Hotel operating
Rooms	$73,798	$60,195
Food and beverage	3,684	2,078
Telephone	397	360
Other	2,186	1,484
Other	129	109

Total revenue	80,194	64,226

Expenses:
Hotel operating
Rooms	14,614	12,522
Food and beverage	2,703	1,584
Telephone	848	731
Other	872	723
General and administrative	8,031	6,310
Franchise and marketing fees	5,508	4,124
Amortization of deferred franchise conversion	292	292
Advertising and promotions	2,495	2,225
Utilities	4,097	3,401
Repairs and maintenance	4,040	2,725
Management fees	2,398	1,944
Amortization of deferred lease acquisition	131	131
Insurance	406	408
Corporate
Depreciation	10,923	9,176
Amortization of franchise fees	30	18
Ground rent	149	138
Interest	8,493	5,049
Amortization of loan origination fees	262	218
Property taxes and insurance	4,164	2,997
General and administrative	3,369	2,778
Other charges (income)	—	(495)

Total expenses	73,825	56,999

Income before minority interest and equity in loss of unconsolidated entity	6,369	7,227
Minority interest, common	(68)	(55)
Minority interest, preferred	—	(1,045)
Equity in loss of unconsolidated entity	(224)	—

Income from continuing operations	6,077	6,127
Loss from discontinued operations	(34)	(102)
Gain (loss) on disposition of assets	(31)	75

Net income	6,012	6,100
Preferred share dividends	(2,900)	(2,900)

Net income applicable to common shareholders	$3,112	$3,200

Earnings per share data:
Basic—continuing operations	$0.07	$0.07

Basic	$0.07	$0.07

Basic—weighted average shares	46,839,919	42,864,826

Diluted—continuing operations	$0.07	$0.07

Diluted	$0.07	$0.07

Diluted—weighted average shares	48,245,178	43,298,181

INNKEEPERS USA TRUST

CALCULATION OF FFO, ADJUSTED FFO, EBITDA, ADJUSTED EBITDA AND

RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2007	2006
CALCULATION OF FFO
Net income applicable to common shareholders	$3,112	$3,200
Depreciation	10,923	9,176
Depreciation included in discontinued operations	44	41
Depreciation in unconsolidated entity	252	—
Loss (gain) on disposition of assets	31	(75)
Minority interest, preferred	—	1,045
Minority interest, common	68	55

Diluted FFO	$14,430	$13,442

Weighted average number of common shares and common share equivalents	48,245,178	47,766,481

Diluted FFO per share	$0.30	$0.28

FFO	14,430	13,442
Other charges	—	(495)

Adjusted FFO	$14,430	$12,947

Adjusted FFO per share	$0.30	$0.27

	Three Months Ended March 31,
	2007	2006
CALCULATION OF EBITDA
Net income applicable to common shareholders	$3,112	$3,200
Interest	8,493	5,049
Depreciation and amortization	12,220	10,193
Depreciation included in discontinued operations	44	41
Depreciation, amortization and interest in unconsolidated entity	540	—
Minority interest, common	68	55
Minority interest, preferred	—	1,045
Preferred share dividends	2,900	2,900

EBITDA	$27,377	$22,483

Other charges	—	(495)
Loss (gain) on disposition of assets	31	(75)

Adjusted EBITDA	$27,408	$21,913

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2007	December 31, 2006
ASSETS
Investment in hotels:
Land and improvements	$182,417	$182,382
Buildings and improvements	969,198	959,030
Furniture and equipment	123,795	124,008
Renovations in process	49,344	33,778
Hotels held for sale, net	4,751	4,734
Hotels under development	13,389	8,688

	1,342,894	1,312,620
Accumulated depreciation	(273,926)	(263,381)

Net investment in hotels	1,068,968	1,049,239

Cash and cash equivalents	13,647	10,485
Restricted cash and cash equivalents	7,049	7,064
Investment in unconsolidated entity	3,941	4,132
Accounts receivable, net	7,339	5,991
Prepaid expenses	3,174	4,249
Deferred and other	20,363	20,846

Total assets	$1,124,481	$1,102,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$533,735	$515,290
Accounts payable and accrued expenses	26,567	26,987
Payable to manager	878	176
Franchise conversion fee obligations	9,531	9,660
Distributions payable	13,185	13,110

Total liabilities	583,896	565,223

Minority interest in Partnership	5,420	19,112

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 47,805,765 and 45,732,800 issued and outstanding, respectively	478	457
Additional paid-in capital	532,739	507,384
Distributions in excess of earnings	(143,052)	(135,170)

Total shareholders’ equity	535,165	517,671

Total liabilities and shareholders’ equity	$1,124,481	$1,102,006

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of March 31, 2007

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$127,000	6.57%		September 2008	—
Industrial Revenue Bonds(1)	10,000	3.65%		December 2014	—
Term Loan #1	21,640	8.17%		October 2007	8
Term Loan #2	33,098	8.15%		March 2009	8
Term Loan #3	27,322	7.02%		April 2010	7
Term Loan #4	44,098	7.16%		October 2009	6
Term Loan #5	48,560	7.75%		January 2011	6
Mortgage Loans	12,203	10.35%		June 2010	1
Mortgage Loans	75,000	6.03%		September 2016	3
Mortgage Loans	13,700	5.41%		July 2010	1
Mortgage Loans	120,000	5.98%		October 2016	3
Adjustments(4)	1,114	—		—	—

TOTAL	$533,735	6.78	%(2)	6.1 years(3)	43	(5)

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%

(2)	Weighted average calculated using the stated interest rate

(3)	Weighted average maturity of debt, excluding the unsecured line of credit

(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

(5)	Does not include the Sheraton Raleigh, of which we own a 49% interest, which is encumbered but not consolidated

INNKEEPERS USA TRUST

OTHER DATA

(in thousands, except shares data)

	March 31, 2007	March 31, 2006
CAPITALIZATION
Common share market capitalization	$789,000	$741,000
Total equity market capitalization	$935,000	$950,000
Common share closing price	$16.28	$16.95
Common share dividend(1)	$0.81	$0.55
Common share dividend yield(1)	5.0%	3.2%
Preferred share closing price	$25.11	$24.79
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	8.0%	8.1%

DEBT COVERAGE
Debt weighted average interest rate	6.8%	7.2%
Debt to investment in hotel properties, at cost	40%	27%
Debt and preferred shares to investment in hotel properties	51%	41%

LIQUIDITY/FLEXIBILITY
Debt due 2006	—	$4,000
Debt due 2007	$25,000	$103,000
Debt due 2008	$133,000	$5,000
Debt due 2009 and thereafter	$375,735	$168,475

Unencumbered hotel assets(3)	57%	48%
Unsecured Line of Credit outstanding balance	$127,000	$76,574
Unsecured Line of Credit available balance(4)	$66,500	$46,926

SHARES AND UNITS OUTSTANDING
Common Shares	47,805,765	43,023,202
Common Partnership Units	665,981	666,891
Preferred Partnership Units	—	3,801,409
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended March 31, 2007 and 2006
(2)	Regular annual preferred share dividends
(3)	Based upon the number of hotels, excluding the Sheraton Raleigh
(4)

The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $205 million unsecured line of credit available balance has been reduced by $11.5 million in letters of credit.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	March 31, 2007	Three Months Ended March 31,		% Inc (dec)
		2007	2006
PORTFOLIO(1)
Average Daily Rate		$120.17	$110.97	8.29%
Occupancy		70.50%	71.95%	-2.02%
RevPAR		$84.72	$79.85	6.10%

Number of hotel properties	68
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$119.01	$109.35	8.84%
Occupancy		73.83%	76.20%	-3.11%
RevPAR		$87.87	$83.33	5.46%

Number of hotel properties	49
Percent of total rooms	71.1%
Percent of room revenue(2)	73.1%

Upscale(1)
Average Daily Rate		$153.11	$139.78	9.54%
Occupancy		61.91%	63.33%	-2.25%
RevPAR		$94.79	$88.52	7.08%

Number of hotel properties	5
Percent of total rooms	8.2%
Percent of room revenue(2)	10.1%

Mid Priced(1)
Average Daily Rate		$110.54	$104.77	5.50%
Occupancy		62.84%	61.15%	2.76%
RevPAR		$69.46	$64.07	8.41%

Number of hotel properties	14
Percent of total rooms	20.7%
Percent of room revenue(2)	16.8%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$119.59	$109.53	9.18%
Occupancy		73.04%	76.07%	-3.99%
RevPAR		$87.35	$83.32	4.83%

Number of hotel properties	42
Percent of total rooms	60.5%
Percent of room revenue(2)	61.7%

Hyatt Summerfield Suites
Average Daily Rate		$107.96	$102.62	5.20%
Occupancy		77.25%	75.25%	2.65%
RevPAR		$83.40	$77.22	7.99%

Number of hotel properties	6
Percent of total rooms	8.9%
Percent of room revenue(2)	8.7%

		Three Months Ended March 31,		%
	March 31, 2007	2007	2006	Inc (dec)
Hampton Inn(1)
Average Daily Rate		$111.34	$104.50	6.54%
Occupancy		61.40%	58.54%	4.89%
RevPAR		$68.36	$61.18	11.74%

Number of hotel properties	12
Percent of total rooms	17.9%
Percent of room revenue(2)	14.3%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)(4)
Average Daily Rate		$120.47	$111.16	8.38%
Occupancy		70.99%	72.28%	-1.78%
RevPAR		$85.53	$80.34	6.45%

Number of hotel properties	67
Percent of total rooms	97.4%
Percent of room revenue(2)	98.4%

Third Party Managed
Average Daily Rate		$104.45	$102.51	1.89%
Occupancy		51.81%	59.52%	-12.96%
RevPAR		$54.11	$61.01	-11.31%

Number of hotel properties	1
Percent of total rooms	2.6%
Percent of room revenue(2)	1.6%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$110.60	$107.54	2.84%
Occupancy		57.58%	59.90%	-3.88%
RevPAR		$63.68	$64.42	-1.15%

Number of hotel properties	5
Percent of total rooms	4.4%
Percent of room revenue(2)	4.0%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$122.71	$119.12	3.01%
Occupancy		68.02%	64.53%	5.41%
RevPAR		$83.46	$76.87	8.59%

Number of hotel properties	11
Percent of total rooms	16.2%
Percent of room revenue(2)	15.8%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$127.92	$119.93	6.67%
Occupancy		69.81%	72.20%	-3.31%
RevPAR		$89.30	$86.58	3.13%

Number of hotel properties	15
Percent of total rooms	22.7%
Percent of room revenue(2)	23.7%

		Three Months Ended March 31,		%
	March 31, 2007	2007	2006	Inc (dec)
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$98.95	$94.04	5.23%
Occupancy		65.31%	68.73%	-4.98%
RevPAR		$64.63	$64.63	0.00%

Number of hotel properties	12
Percent of total rooms	15.9%
Percent of room revenue(2)	12.0%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$98.71	$94.95	3.96%
Occupancy		72.48%	63.00%	15.05%
RevPAR		$71.54	$59.82	19.60%

Number of hotel properties	3
Percent of total rooms	4.2%
Percent of room revenue(2)	3.5%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$89.05	$83.54	6.59%
Occupancy		73.33%	84.69%	-13.41%
RevPAR		$65.30	$70.75	-7.70%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.6%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$110.95	$100.00	10.95%
Occupancy		80.97%	81.43%	-0.58%
RevPAR		$89.83	$81.43	10.32%

Number of hotel properties	5
Percent of total rooms	8.3%
Percent of room revenue(2)	8.7%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$106.62	$92.60	15.13%
Occupancy		69.69%	74.60%	-6.57%
RevPAR		$74.31	$69.08	7.57%

Number of hotel properties	2
Percent of total rooms	3.4%
Percent of room revenue(2)	3.0%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$135.29	$118.52	14.15%
Occupancy		75.21%	79.02%	-4.82%
RevPAR		$101.74	$93.65	8.64%

Number of hotel properties	14
Percent of total rooms	24.2%
Percent of room revenue(2)	28.8%

		Three Months Ended March 31,		%
	March 31, 2007	2007	2006	Inc (dec)
BY SELECTED MSA
Atlanta
Average Daily Rate		$115.80	$109.82	5.45%
Occupancy		72.33%	76.13%	-4.98%
RevPAR		$83.76	$83.60	0.19%

Number of hotel properties	2
Percent of total rooms	3.4%
Percent of room revenue(2)	3.3%

Boston
Average Daily Rate		$112.50	$110.29	2.00%
Occupancy		46.24%	44.23%	4.56%
RevPAR		$52.03	$48.78	6.66%

Number of hotel properties	2
Percent of total rooms	1.2%
Percent of room revenue(2)	1.3%

Chicago
Average Daily Rate		$105.82	$95.93	10.31%
Occupancy		59.93%	65.22%	-8.10%
RevPAR		$63.42	$62.56	1.37%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	5.0%

Dallas/Ft. Worth
Average Daily Rate		$98.95	$90.26	9.63%
Occupancy		80.18%	80.36%	-0.22%
RevPAR		$79.34	$72.53	9.39%

Number of hotel properties	4
Percent of total rooms	6.5%
Percent of room revenue(2)	6.0%

Denver
Average Daily Rate		$106.62	$92.60	15.13%
Occupancy		69.69%	74.60%	-6.57%
RevPAR		$74.31	$69.08	7.57%

Number of hotel properties	2
Percent of total rooms	3.4%
Percent of room revenue(2)	3.0%

Detroit
Average Daily Rate		$96.33	$100.55	-4.20%
Occupancy		67.61%	70.78%	-4.48%
RevPAR		$65.12	$71.17	-8.50%

Number of hotel properties	3
Percent of total rooms	4.3%
Percent of room revenue(2)	3.3%

		Three Months Ended March 31,
	March 31, 2007	2007	2006	% Inc (dec)
Hartford
Average Daily Rate		$113.35	$110.99	2.12%
Occupancy		67.74%	70.51%	-3.92%
RevPAR		$76.79	$78.26	-1.89%
Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.1%
Philadelphia
Average Daily Rate		$108.47	$103.57	4.74%
Occupancy		75.61%	72.08%	4.89%
RevPAR		$82.01	$74.65	9.86%
Number of hotel properties	4
Percent of total rooms	5.5%
Percent of room revenue(2)	5.3%
Richmond
Average Daily Rate		$108.00	$102.51	5.36%
Occupancy		77.87%	74.03%	5.20%
RevPAR		$84.11	$75.88	10.84%
Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	2.2%
San Francisco/San Jose/Oakland (Silicon valley)
Average Daily Rate		$138.74	$120.65	14.99%
Occupancy		73.29%	78.43%	-6.55%
RevPAR		$101.69	$94.63	7.46%
Number of hotel properties	8
Percent of total rooms	14.3%
Percent of room revenue(2)	17.0%
Seattle/Portland
Average Daily Rate		$136.69	$114.37	19.52%
Occupancy		73.62%	80.36%	-8.38%
RevPAR		$100.64	$91.91	9.50%
Number of hotel properties	4
Percent of total rooms	6.0%
Percent of room revenue(2)	7.1%
Washington, D.C.(1)
Average Daily Rate		$152.76	$144.08	6.02%
Occupancy		62.78%	66.28%	-5.29%
RevPAR		$95.90	$95.50	0.42%
Number of hotel properties	4
Percent of total rooms	6.4%
Percent of room revenue(2)	7.2%

(1)

Hotel operating results exclude one hotel property acquired in June 2003 which is closed for conversion to a Courtyard hotel, one hotel property acquired in February 2005 which is closed for conversion to a Courtyard hotel, and the five hotels acquired during the fourth quarter of 2006.

(2)	Includes the Sunrise Suites Tinton Falls, NJ.